SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                   May 17, 1999 (May 12, 1999) Date of Report
                        (Date of earliest event reported)

                               Safety-Kleen Corp.
             (Exact name of registrant as specified in its charter)



DELAWARE                             1-8368                         51-0228924
--------                             ------                         ----------
(State or other                    (Commission                    (IRS Employer
 jurisdiction                      File Number)                  Identification
 of incorporation)                                                      Number)


               1301 Gervais Street, Columbia, Sourth Carolina 29201
               ----------------------------------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: (803)933-4200

ITEM 5.  OTHER EVENTS

         On May 12, 1999, Safety-Kleen Corp. (NYSE: SK) announced that it is in the process of completing its offering of $225 million of 9-1/4% senior notes due 2009 in a private placement. The senior notes will be issued on May 17, 1999, at a price per senior note of 100.00%. The net proceeds from this offering are expected to aggregate approximately $218.5 million. The Company expects to use the net proceeds of the private offering to fund the cash portion of the previously announced repurchase of the Company's outstanding $350 million 5% subordinated convertible pay-in-kind debenture from Laidlaw Inc. and for general corporate purposes. The full text of the announcement is reproduced below. Please note that the announcement contains forward looking statements that involve a number of risks and uncertainties.

                              FOR IMMEDIATE RELEASE


                               SAFETY-KLEEN CORP.
                         OFFERING OF 9-1/4% SENIOR NOTES


COLUMBIA, S.C., -- MAY 12, 1999 - Safety-Kleen Corp. (NYSE: SK) announced today that it is in the process of completing its offering of $225 million of 9-1/4% senior notes due 2009 in a private placement. The senior notes will be issued on May 17, 1999, at a price per senior note of 100.00%. The net proceeds from this offering are expected to aggregate approximately $218.5 million. The Company expects to use the net proceeds of the private offering to fund the cash portion of the previously announced repurchase of the Company's outstanding $350 million 5% subordinated convertible pay-in-kind debenture from Laidlaw Inc. and for general corporate purposes.

The Senior Notes, which will be general unsecured unsubordinated obligations of Safety-Kleen Corp., will be effectively subordinated to all other obligations of the Company's subsidiaries.

The senior notes have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

FOR FURTHER INFORMATION CONTACT:
--------------------------------
Kenneth W. Winger, President and Chief Executive Officer - (803) 933-4212
Paul R. Humphreys, Senior Vice President, Finance and Chief Financial Officer -
(803) 933-4261
Safety-Kleen Investor Relations - (803) 933-4285

PRIVATE SECURITIES LITIGATION REFORM ACT:
----------------------------------------
Sections of this release constitute forward-looking statements that involve a number of risks and uncertainties. Many factors could cause actual results to differ materially from our expected results. These factors include risks associated with acquisitions; achievement of synergy objectives; the attainment of revenue growth targets; the adoption of new environmental laws and regulations and how they are interpreted and enforced; changes in demand for the Company's services; competition; and prices for petroleum-based products.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                SAFETY-KLEEN CORP.




                                                By:   /S/ KENNETH W. WINGER
                                                    ----------------------------
                                                    Kenneth W. Winger, President
                                                    and Chief Executive Officer


Date: May 17, 1999